INCORPORATED UNDER THE LAWS OF THE
STATE OF TEXAS

NUMBER
001

SHARES

PEDEVCO CORP.

CUSIP NO. 70532Y 10 5

AUTHORIZED SHARES: 200,000,000 PAR VALUE: $.001

This is to certify that

is the record holder of

shares of Pedevco Corp. *Common Stock*
transferrable on the books of the corporation in person or by duly authorized attorney upon surrender of this certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

Witness the facsimile seal of the corporation and the facsimile signatures of its duly authorized officers.

Dated:

SECRETARY


Pedevco Corp.
CORPORATE
Seal
TEXAS

PRESIDENT

COUNTERSIGNED AND REGISTERED BY
FIRST AMERICAN STOCK TRANSFER, INC.
4747 N. 7th Street, Suite 170, Phoenix, Arizona 85014

AUTHORIZED SIGNATURE